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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION


                                WASHINGTON, D.C. 20549


                                       FORM 8-K


          PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
                                         1934


                           Date of Report:  AUGUST 19, 1999


                            EXTENDED SYSTEMS INCORPORATED
                (Exact name of registrant as specified in its charter)


          DELAWARE                     000-23597              82-0399670

(State or other jurisdiction of       (Commission          (I.R.S. Employer
 incorporation or organization)       File Number)        Identification No.)


                  5777 NORTH MEEKER AVENUE, BOISE, ID          83713
              (Address of principal executive offices)       (Zip Code)


         Registrant's telephone number, including area code:  (208) 322-7575


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On August 4, 1999, Extended Systems Incorporated (the "Company" or "ESI") completed an acquisition (the "Acquisition") of all of the outstanding stock of Oval (1415) Limited ("Oval") pursuant to an Acquisition Agreement, dated as of August 4, 1999. Oval, based in Bristol, England, is the parent company of Advance Systems Limited ("ASL"), a developer of server-based synchronization software for portable computing devices and high-end cellular phones and Zebedee Software Limited, a software consulting company. As consideration in the Acquisition, the shareholders of Oval will receive $5.0 million in cash and 625,000 of ESI Common Stock. The total purchase price is valued at approximately $8.5 million, including acquisition expenses. The source of the funds used for the acquisition was the Company's existing cash and short-term investments. For accounting purposes, the acquisition will be treated as a purchase.

The ESI Common Stock issued in the transaction has not been registered under the Securities Act of 1933, as amended, and is therefore subject to certain restrictions on resale.

The Company expects that substantially all of the purchase price in excess of fair value of the net assets acquired will be allocated to developed technology and acquired in-process research and development. Developed technology will be amortized over the expected life of the technology and acquired in-process research and development will be expensed in the first fiscal quarter of 2000.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7
(a). In accordance with Item 7 (a) (4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after August 19, 1999.

(b)  Pro Forma Financial Information

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7 (b). In accordance with Item 7 (b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after August 19, 1999.

(c)  Exhibits

     2.1 Acquisition Agreement as of August 4, 1999 between Extended Systems Incorporated and Oval (1415) Limited. (Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.)


1.   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Extended Systems Incorporated


Date:  August 19, 1999                 /s/  Karla K. Rosa

                                       Karla K. Rosa
                                       Vice President of Finance and
                                       Chief Financial Officer